EXHIBIT 23.6

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Form S-8 Registration Statements File Nos. 33-38621, 33-80582, 33-59497 and 333-08139.

LARA MARAMBIO & ASOCIADOS

Tomás Pueyo Acosta
Public Accountant
C.P.C. Nº 15.841

Caracas — Venezuela, March 20, 2003